                                                                   Exhibit 10.24

                         EXECUTIVE EMPLOYMENT AGREEMENT
                                (Michael Kedar)


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered
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into as of October 7, 1999, by and between TeleBermuda International (Canada) Limited, an Ontario company (together with its successors and assigns, the

"Company"), and Michael Kedar (the "Executive").
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     WHEREAS, the Executive is currently an employee of the Company and the Executive has special and unique knowledge, abilities and expertise with respect to the business of the Company and its Affiliates (as defined below) and

     WHEREAS, on the terms and conditions set forth herein, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Employment Period.  Subject to Section 3, the Company hereby agrees to
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employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing effective as of July 15, 1999 (the "Effective Date") and
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ending on July 15, 2001 (the "Employment Period"); provided, however, that
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commencing on July 15, 2001 and on the first day of each two-year period thereafter (i.e., any such first day being July 15, 2003, July 15, 2005, July
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15, 2007 and so forth, as applicable), the Employment Period shall automatically be extended for two additional years unless at least three months prior to the expiration of the applicable two-year period, but no more than 12 months prior to the expiration of such two-year period, the Company or the Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement (a "Non-Renewal Notice"). The term "Employment Period", as
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utilized in this Agreement, shall refer to the Employment Period as so automatically extended.

     2.  Terms of Employment.
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     (a)  Position and Duties.
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     (i) During the term of the Executive's employment, the Executive shall report to the Company's board of directors (the "Board") and such other persons
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as the Board may designate from time to time. The Executive shall have such responsibilities as determined by the Board from time to time (including holding officer positions with the Company and one or more Affiliates of the Company, including serving as an officer of GlobeNet Communications Group Limited

("GlobeNet"), which officer position shall be referred to as "Executive
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Chairman").

     (ii) During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully, effectively and efficiently such responsibilities. Notwithstanding anything to the contrary in Section 9, except as otherwise hereinafter provided in this Section 2(a) (ii), during the term of the Executive's employment and thereafter, it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements and
(3) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as a member of the board of directors of GlobeNet (the "GlobeNet Board") and an employee of the
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Company in accordance with this Agreement; provided, however, the right to serve
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on corporate boards or committees and the right to manage personal investments are each subject to Section 9.

     (iii) The Company shall, during the term of the Executive's employment, use all reasonable efforts to cause the Executive to be elected or appointed as the Chairman of the GlobeNet Board. The Executive agrees to serve on the GlobeNet Board if elected.

     (b)  Compensation.
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     (i) Base Salary.  During the term of the Executive's employment, the
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Executive shall receive an annual base salary ("Annual Base Salary"), which
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shall be paid in accordance with the customary payroll practices of the Company, at least equal to the amount specified on Exhibit A attached hereto.

     (ii) Bonuses. For each calendar year of the Company, the Executive may be
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awarded an annual performance bonus (the "Bonus") subject to and in accordance
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with the terms and provisions of Exhibit A attached hereto.

     (iii)  Incentive, Savings and Retirement Plans.  During the term of the
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Executive's employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company of a comparable status ("Investment Plans").
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     (iv) Welfare Benefit Plans.  During the term of the Executive's employment,
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the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by
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the Company (including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company of a comparable status.

     (v) Perquisites.  During the term of the Executive's employment, the
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Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to the level of his position in accordance with any practice established by the Board.

     (vi) Expenses.  During the term of the Executive's employment, the
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Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

     (vii)  Vacation and Holidays.  During the term of the Executive's
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employment, the Executive shall be entitled to paid vacation and paid holidays in accordance with the plans, policies, programs and practices of the Company for its executives of a comparable status.

     (viii)  Stock Options. Contemporaneously with the execution of this
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Agreement, the Executive and GlobeNet Communications Group Limited ("GlobeNet")
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have executed that certain Executive Stock Option Agreement (the "Option
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Agreement"), pursuant to which GlobeNet grants to the Executive stock options
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(the "Executive Options") exercisable for shares of capital stock of GlobeNet
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subject to and in accordance with the terms and provisions of the Option Agreement.

     3.  Termination of Employment.
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     (a) Death or Disability.  The Executive's employment shall terminate
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automatically upon the Executive's death during the Employment Period. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within
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the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement,

"Disability" shall mean the Executive's inability to perform his duties and
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obligations hereunder for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b) Cause or Board Termination.  The Company may terminate the Executive's
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employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Executive of
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the Executive's obligations under Section 2(a)(ii) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Executive of his obligations and duties thereunder, as reasonably determined by the Board, and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach, (ii) commission by the Executive of an act of fraud upon, or willful misconduct toward, the Company or any Affiliate (as defined below in this Section 3(b)), as reasonably determined by a majority of the disinterested members of the Board (neither the Executive nor members of his family being deemed disinterested for this purpose) after a hearing by the Board following ten days' notice to the Executive of such hearing, (iii) a material breach by the Executive of Section 6 or Section 9, (iv) the conviction of the Executive of any felony or crime of moral turpitude (or a plea of nolo
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contendere thereto) or (v) the failure of the Executive to carry out, or comply
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with, in any material respect any lawful directive of the Chief Executive Officer or President of the Company or the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure. As used in this Agreement, "Affiliate" means, with respect to a Person, any other Person controlling,
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controlled by or under common control with the first Person; the term "control,"
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and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person; and "Person" means
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an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     (c) Good Reason.  The Executive's employment may be terminated during the
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Employment Period by the Executive for Good Reason or without Good Reason; provided, however, that the Executive agrees not to terminate his employment for
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Good Reason unless (i) the Executive has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason and (ii) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good
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Reason" shall mean:
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     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided, however, that Good Reason may not be asserted by the Executive under this clause (i) of Section 3(c) after a Non-Renewal Notice has been given by either the Company or the Executive;

     (ii) any termination or material reduction of the Executive's compensation or benefits set forth in this Agreement;

     (iii)  any failure by the Company to comply with any of the provisions of
Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iv) any failure by the Company to comply with and satisfy
Section 8(c); or

          (v) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other Affiliates of this Agreement.

          (d) Notice of Termination.  Any termination by the Company for Cause
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or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a "Notice of
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Termination" means a written notice which (i) indicates the specific termination
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provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination.  "Date of Termination" means (i) if the
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Executive's employment is terminated by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to
Section 3(d), as the case may be and (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     4.   Obligations of the Company upon Termination.
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          (a) Good Reason; Death or Disability.  If, during the Employment
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Period, the Company shall terminate the Executive's employment without Cause or due to the Executive's Disability or the Executive shall terminate his employment for Good Reason, or the Executive's employment is terminated due to the Executive's death:

          (i) The Company shall (except as otherwise hereinafter provided) pay to the Executive (or the Executive's legal representatives in the case of death or Disability of the Executive) in a lump sum in cash within ten days after the Date of Termination the aggregate of the following amounts: (1) the portion of the Annual Base Salary through the Date of Termination to the extent not theretofore paid and any compensation previously deferred by the Executive and any accrued vacation pay ("Accrued Obligations"); (2) 200% of the Executive's
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then current Annual Base Salary ; provided, however, that in the case of termination of employment due to death or

Disability, (A) the aforesaid 200% of the Executive's then current Annual Base Salary shall not be paid or owed and (B) the Company shall pay an amount equal to the portion of the Annual Base Salary that otherwise would have been paid had the Executive remained an employee hereunder from the day after the Date of Termination through the expiration of the Employment Period; (3) a pro rata portion of the Bonus that has been awarded (if any) to the Executive for the calendar year in which such termination occurs that would have been payable to the Executive pursuant to Section 2(b)(ii) hereof for such calendar year if such Executive had remained in the employ of the Company through the end of such calendar year, based upon the number of days during such calendar year prior to the Date of Termination (the "Accrued Bonus"); and (4) any amount arising from
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Executive's participation in, or benefits under, any Investment Plans ("Accrued
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Investments"), which amounts shall be payable in accordance with the terms and
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conditions of such Investment Plans.

          (ii) Except as otherwise provided in Section 4(d), the Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months from the Date of Termination.

          (iii) The Executive shall vest, as of the Date of Termination, in the Executive Options that would otherwise vest after the Date of Termination to the extent provided in the Option Agreement.

          (iv) The Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement.

          (b) Non-Renewal Notice.  Except as provided in Sections 4(a) and (c),
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if the Company provides the Executive with a Non-Renewal Notice, the Company shall (except as otherwise hereinafter provided in this Section 4(b)) pay to the Executive in a lump sum in cash, within ten days after the date of termination of employment hereunder an amount equal to (i) the Accrued Obligations; (ii) 200% of the Annual Base Salary immediately prior to such termination; (iii) any Bonus that may be owed; and (iv) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans. In addition, except as otherwise provided in Section 4(d), the members of the Executive's family shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months after the Date of Termination. Further, the Executive shall vest, as of the Date of Termination, in the Executive Options that would otherwise vest after the Date of Termination to the
extent provided in the Option Agreement.   The Company shall have no further
payment obligations to the Executive or his legal representatives under this Agreement.

          (c) Cause; Other than for Good Reason.  If the Executive's employment
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shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further payment obligations to the Executive other than for payment of the Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans), and the continuance of benefits under the Welfare

Plans to the Date of Termination. Further, (i) all unvested rights under or in respect of the Executive Options or any stock option, stock appreciation right or similar agreement (including the Option Agreement) that would otherwise vest after the Date of Termination shall be canceled and of no further force or effect and (ii) the expiration date of any Executive Options which have already vested shall be as provided in the Option Agreement.

          (d) If pursuant to the terms and provisions of the Company's Welfare Plans, the Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because the Executive is no longer an employee of the Company, then the Company may fulfill its obligations under Section 4(a)(ii) or Section 4(b), as applicable, by either providing to the Executive (or his legal representatives), or reimbursing the Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the Company to its management under its Welfare Plans as such may from time to time exist after the Date of Termination.

     5.  Full Settlement; Mitigation.  In no event shall the Executive be
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obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages or other amounts in addition to the amounts payable under Section 4 arising out of the termination or non-renewal of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages
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for any breach by the Executive of Section 6, 7 or 9.

     6.   Confidential Information and Intellectual Property.
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          (a) The Executive acknowledges that the Company and its Affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information").
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Confidential Information shall not include (i) information that is generally known to other Persons who can obtain economic value from its disclosure or use and (ii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Executive shall (at
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the Company's sole cost and expense) take all reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

          (b) The Executive agrees (i) to hold the Confidential Information in confidence and (ii) not to release such information to any Person (other than Company employees and other Persons to whom the Company has authorized the Executive to disclose such information and then only to the extent that such Company employees and other Persons authorized by the Company have a need for such knowledge) or as required pursuant to Section 6(a)(ii) above.

          (c) The Executive further agrees not to use any Confidential Information for the benefit of any Person other than the Company and its Affiliates.

          (d) To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by the Executive during the Employment Period or resulting from his service shall be deemed to be a work for hire and shall be the sole and exclusive property of the Company. The Executive agrees to execute, acknowledge and deliver to the Company, at the Company's request, such further documents as the Company finds appropriate to evidence the Company's rights in such property.

          (e) The Executive agrees to sign the Company's standard form of confidentiality agreement at the request of the Company.

     7.   Surrender of Materials Upon Termination.  Upon any termination of the
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Executive's employment, the Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and its Affiliates which are in the Executive's possession, custody or control.

     8.   Successors and Assigns.
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          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Company shall have the right to assign this Agreement.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.   Non-Competition.  The Executive covenants and agrees to comply with
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Article 7 of that certain Amended and Restated Securityholders' Agreement dated July 14, 1999, by and among GlobeNet, the Executive and certain other parties, including various shareholders of GlobeNet; provided, however, if such Article 7 shall terminate for any reason and cease to be in force and effect, the Executive covenants and agrees to comply with the terms set forth in Exhibit B attached hereto.

     10.  Effect of Agreement on Other Benefits.  The existence of this
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Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs in which executives of the Company are eligible to participate.

     11.  Miscellaneous.
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          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof",
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"hereby", "herein", or words of similar import are used in this Agreement they
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shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be
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construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including"
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herein shall be construed as meaning "including without limitation."  This
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Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:    Michael Kedar
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                             TeleBermuda International (Canada) Limited
                             3100 Steeles Avenue East, Suite 805
                             Markham, Ontario L3R 8T3


     If to the Company:      TeleBermuda International (Canada) Limited
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                             3100 Steeles Avenue East, Suite 805
                             Markham, Ontario L3R 8T3

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

          (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 6 or 9 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, and shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 6 or 9 by the Executive.
The Company shall be entitled to obtain such remedies from any court of competent jurisdiction on a provisional basis pending the resolution of a Dispute involving an alleged breach of Section 6 or 9, and without first obtaining a provisional award authorizing such remedies from an arbitral panel.

          (g) The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including, but not limited to, that certain Executive Employment Agreement Term Sheet between the Company and the Executive dated the 14th day of July, 1999; provided, however, the parties hereto shall expeditiously and in good faith
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negotiate a definitive agreement relating to the option by the Executive to purchase shares of GlobeNet equal to 1% of new issuances as referred to in footnote 1 of Schedule 1 to such term sheet and the Company shall use all reasonable efforts to obtain necessary GlobeNet Board and applicable shareholder approvals with respect to such option to purchase.

          (h) This Agreement may be executed in two or more counterparts.

          (i) (i) The Executive and the Company shall endeavor initially to resolve amicably any dispute, difference, claim, or controversy arising out of or relating to this Agreement, or the breach thereof (a "Dispute") first by
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negotiation. The party claiming the existence of a Dispute shall provide written notice to the other party specifying the nature and basis of the Dispute. In the event that no agreement is reached within 30 days after notice of the existence of a Dispute has been provided, either party shall have the right to have such Dispute determined by arbitration as provided in this Section 11(i).

               (ii) Any and all Disputes that are not resolved through negotiation as set forth above shall be finally settled in a binding arbitration administered by the American Arbitration Association (the "AAA") under its
                                                           ---
Commercial Arbitration Rules then in effect. The place of arbitration shall be New York, New York. If the parties are unable to agree on the appointment of a single arbitrator to conduct the arbitration within 20 days after the claimant has filed its demand for arbitration, then the arbitration shall be conducted by a panel of three arbitrators, appointed as follows: The Company and the Executive each shall appoint one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator, who shall chair the panel. No arbitrator may be affiliated, associated, or related to the Company, any Affiliate, employee or executive of the Company, or the Executive in any manner whatsoever.

               (iii) The award of the arbitrators shall be final and binding, and judgment upon any such award may be entered by any court of competent jurisdiction. The arbitrators shall have no authority to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such non-compensatory damages (including exemplary damages, treble damages, and any other penalty or type of punitive damages) with respect to any Dispute arising hereunder. Each party shall bear such party's own expenses related to any arbitration, but the parties shall share equally the expenses of the arbitration tribunal and the AAA.

          (j) This Section 11(j) and Sections 4, 5, 6, 7 and 9 of this Agreement shall survive the termination of this Agreement and termination of this Agreement shall not release any party hereto from any liability arising out of its breach of this Agreement prior to termination.

          (k) The Executive represents and warrants to the Company that, to the best of his personal knowledge and belief, neither the execution and delivery of this Agreement, his commencement of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part owed to any third party or violates or interferes with any rights of any third party.

          (l) The Company or any of its Affiliates shall have the right to secure, in its own name or otherwise, and at its own expense, life, disability, accident or other insurance covering the Executive and the Executive shall have no right, title or interest in or to such insurance. The Executive shall assist the Company in procuring such insurance by submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which applications is made for any such insurance.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              EXECUTIVE

                              /s/ Michael Kedar
                              --------------------------
                              Michael Kedar


                              TELEBERMUDA INTERNATIONAL
                              (CANADA) LIMITED

                              By:  /s/ Greg Belbeck
                                 -------------------------------
                              Name:  Greg Belbeck
                                   -----------------------------
                              Title:   Vice President, Finance
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                                   Exhibit A

     Attached to and made a part of that certain Executive Employment Agreement dated as of October ___, 1999, between Michael Kedar and TeleBermuda International (Canada) Limited.

1.   Annual Base Salary:  $250,000 U.S. per calendar year
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                          (to be prorated in respect of calendar year 1999)

2.   Bonus:               up to $250,000 U.S. (to be prorated in respect of
     -----
                          calendar year 1999), as determined by the Board in its sole discretion.

                                   Exhibit B

     Attached to and made a part of that certain Executive Employment Agreement dated as of October 7, 1999 between Michael Kedar and TeleBermuda International (Canada) Limited to become effective as provided in Article 9 hereof.

          (a) The Executive covenants and agrees with the Company that, while he is an employee of the Company or any Affiliate thereof and for a period of two years thereafter he will not, without the prior written consent of the Company, either directly or indirectly:

          (i) solicit any contractors, customers or distributors of the Company or any Affiliate thereof or endeavor to entice away from the Company or any Affiliate thereof any such Person or otherwise interfere with the relationship between such Person and the Company or any Affiliate thereof for the purposes of competing with the Company or any Affiliate thereof;

          (ii) endeavor to entice away from the Company or any Affiliate thereof any person who is employed by the Company or any Affiliate thereof, either directly or indirectly, or interfere in any way with the employer/employee relations between any such employee and the Company or any Affiliate thereof; or

          (iii) offer employment to any person who was employed by the Company or any Affiliate at the date upon which the Executive ceases to be an employee of the Company or any Affiliate thereof.

          (b) The Executive covenants and agrees with the Company and each Affiliate thereof that (i) while he is an employee of the Company or any Affiliate thereof he shall not directly or indirectly compete in any manner against the Company or any of its Affiliates and (ii) and for a period of two years following the date he ceases such employment for whatever reason, he will not, directly or indirectly, in any manner whatsoever, including either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or lend money to, guarantee the debts or obligations of or permit his name to be used by a Competitive Business (as defined below).

          (c) For the purposes of this Exhibit B, a "Competitive Business" shall
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mean any business relating to or involving (A) the construction, ownership and/or operation of any submarine cable system which is located or is to be located between (1) Bermuda and the United States of America, (2) Bermuda and South America, (3) the United States of America and South America or (4) any two or more countries or continents if the Company or any Affiliate thereof is constructing, owning and/or operating or is to construct, own and/or operate any submarine cable system between any such countries or continents during the Executive's employment hereunder or (B) telecommunication services (including electronic commerce) in Bermuda.

          (d) The Executive covenants and agrees that until the expiration of his covenants set out in Sections (a) and (b) of this Exhibit B, he shall use his reasonable best efforts to ensure that any and all current and future opportunities relating to the telecommunications businesses and electronic commerce business of the Company and its Affiliates and any businesses ancillary thereto shall be carried out through the Company and its Affiliates.

          (e) The foregoing covenants are given by the Executive acknowledging that he has specific knowledge of the affairs of the Company and its Affiliates.

          (f) The Executive acknowledges and agrees that the nature of the Confidential Information to which he will have access during his employment by the Company or any Affiliate thereof would make it difficult, if not impossible, for him to perform in a similar capacity for a Competitive Business without disclosing or utilizing the Confidential Information and that if he were to perform in a similar capacity for a Competitive Business it would be inevitable that he would disclose and/or use Confidential Information.

          (g) The Executive acknowledges that violations of the provisions of
Section 6 of the Agreement or the provisions of this Exhibit B will cause immediate and irreparable harm to the Company, entitling the Company to an injunction in or by a court of competent jurisdiction or arbitration in addition to any other remedies the Company may have at law or in equity, including recovery of reasonable attorneys' fees and costs incurred by the Company in enforcing the provisions of Section 6 of the Agreement or the provisions of this Exhibit B. In the event that any covenant contained in the provisions of this Exhibit B or portion of any such covenant should be unenforceable or be declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of this Agreement. The Executive hereby acknowledges and agrees that all restrictions contained in this Exhibit B are reasonable and valid and all defenses to the strict enforcement thereof by the Company and are hereby waived by him.

          (h) Nothing in this Exhibit B shall be deemed to prevent or prohibit the Executive from making investments in his personal capacity unless such investments are of a type that may conflict with the efficient performance of his duties or with any of his obligations to the Company or any Affiliate thereof; provided further that nothing contained herein shall preclude the
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Executive from purchasing or owning equity interests in any Person engaged in a Competitive Business whose shares are traded on a recognized stock exchange or over-the-counter market, so long as the Executive's holdings therein do not exceed five percent (5%) of the issued and outstanding capital of the Person in question.

          (i) The Executive acknowledges and agrees that he has received good and valuable consideration in exchange for his covenants and obligations under the Agreement and this Exhibit B.

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